UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 24, 2011

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).   Compensatory Arrangements of Certain Officers.

Effective January 24, 2011, Nevada Gold & Casinos, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Robert B. Sturges, the Company’s chief executive officer.   The Employment Agreement replaces the agreement with Mr. Sturges dated November 27, 2006, as amended.

Pursuant to the Employment Agreement, Mr. Sturges will continue to serve as the Company’s chief executive officer and will be entitled to, among other things, (i) an annual base salary of $412,000; (ii) a $750 monthly auto allowance; (iii) a $1,200 monthly airfare allowance for him and his spouse; (iv) vacation and fringe benefits, including the enrollment into the Company’s 401(k) plan and other retirement plans which the Company may adopt in the future; (v) major medical and health insurance; (vi) reimbursement of his moving and relocation expenses back to Miami, Florida upon the termination of his employment with the Company; and (vii) housing in a furnished corporate apartment in Houston, Texas.  In addition, Mr. Sturges will be eligible for annual bonuses equal to 50% of his annual salary for achieving reasonable goals related to Company’s profitability established in the first 30 days of the fiscal year by the Company’s board of directors and/or the compensation committee.  All stock options previously granted to Mr. Sturges will be subject to the terms and conditions of the Company’s stock option plan.

The Company may terminate Mr. Sturges’ employment without cause at any time, in which case the Company will pay Mr. Sturges a severance in the amount of his annual salary for a period of twelve months following his termination plus pro-rata performance bonus, accrued vacation and fringe benefits.  In addition, all stock options granted to Mr. Sturges but not vested at such time shall immediately become fully vested.  The Company may terminate Mr. Sturges’ employment for “cause” (as defined in the Employment Agreement) at any time, in which case, Mr. Sturges will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination.  In addition, any unvested stock options shall be forfeited while all granted stock options which have vested will be treated as prescribed under the Company stock option plan.  Mr. Sturges may terminate his employment with the Company in the event of a “change of control” (as defined in the Employment Agreement), in which case Mr. Sturges will be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits.  In addition, all granted stock options but not yet vested shall immediately become fully vested.

The Employment Agreement also provides for a non-competition obligation on Mr. Sturges in the event of his termination with “cause.”

There is no arrangement or understanding between Mr. Sturges and any other person pursuant to which Mr. Sturges was selected as the chief executive officer.  Mr. Sturges has no family relationship with any officer or director of the Company or has been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and him.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to the document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Employment Agreement effective January 24, 2011 between Nevada Gold & Casinos, Inc. and Robert B. Sturges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: January 24, 2011	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit
10.1	Employment Agreement effective January 24, 2011 between Nevada Gold & Casinos, Inc. and Robert B. Sturges